EXHIBIT 99.1

Garrison Capital Inc. Declares Second Quarter 2017 Distribution of $0.28 Per Share and Announces First Quarter 2017 Financial Results and Earnings Call

NEW YORK, May 09, 2017 (GLOBE NEWSWIRE) -- Garrison Capital Inc., a business development company (NASDAQ:GARS), today announced its financial results for the first fiscal quarter ended March 31, 2017.

References to “we,” “us,” “our,” the “Company” and “Garrison Capital” refer to Garrison Capital Inc. and its consolidated subsidiaries.

First Quarter 2017 Highlights

  Net investment income for the quarter ended March 31, 2017 was $4.2 million, or $0.26 per share;
  Net realized gain on investments for the quarter ended March 31, 2017 was $0.2 million, or $0.01 per share;
  Net change in unrealized loss from investments for the quarter ended March 31, 2017 was $8.4 million, or $0.51 per share;
  Net decrease in net assets resulting from operations for the quarter ended March 31, 2017 was $4.0 million, or $0.24 per share; and
  Our board of directors declared a second quarter 2017 distribution of $0.28 per share, payable on June 23, 2017 to stockholders of record as of June 9, 2017.

Consolidated Results of Operations

Consolidated operating results for the three months ended March 31, 2017 and December 31, 2016 are as follows:

	Three Months Ended	Three Months Ended
	March 31, 2017	December 31, 2016
($ in thousands, except per share data)	(Unaudited)	(Unaudited)
Net investment income	$4,187	$4,933
Total investment income	8,994	9,653
Total net expenses	4,807	4,721
Net realized gain/(loss) on investments	204	(999)
Net change in unrealized loss on investments	(8,379)	(1,080)
Net decrease in net assets resulting from operations	(3,988)	2,853

Net investment income per share	0.26	0.31
Net realized/unrealized loss from investments per share	(0.50)	(0.13)
Net loss per share	(0.24)	(0.18)
Net asset value per share	11.90	12.42

Total investment income for the three months ended March 31, 2017 was $9.0 million and net investment income was $4.2 million. Total net expenses for the three months ended March 31, 2017 were $4.8 million.

The net realized gain on investments for the three months ended March 31, 2017 was primarily driven by $0.4 million of gains from the partial and full repayments of portfolio investments. This was offset by $0.2 million in realized losses in the GLC Trust 2013-2’s consumer loan portfolio.

The net change in unrealized loss for the three months ended March 31, 2017 was driven primarily by $9.0 million of negative credit related adjustments from Walnut Hill Physicians Hospital, Speed Commerce Operating Company, Forest Park Medical Center at San Antonio and Badlands Production Company investments in the amounts of $3.4 million, $3.3 million, $1.2 million and $1.1 million, respectively. This was offset by an aggregate $0.6 million of positive fair value adjustments across various portfolio investments.

Portfolio and Investment Activities

For the three months ended March 31, 2017, we purchased eight investments and closed add-on investments for a total increase to par in our portfolio of $28.6 million with a weighted average yield of 7.1%. For the three months ended March 31, 2017, repayments in our portfolio consisted of the paydowns of three investments, and other partial repayments for a total of $38.6 million of par with a weighted average yield of 10.6%.

See below for portfolio activity table.

Par ($ in millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Average

Originated	$8.2	$16.6	$18.5	$-	$-	$8.7
Club	6.8	-	12.9	-	-	3.9
Purchased	17.6	-	5.0	15.7	25.7	12.8
Total add-on investments	3.4	5.1	2.6	2.9	2.9	3.4
Total Additions	36.0	21.7	39.0	18.6	28.6	28.8
Less: Total Repayments/Sales(1)(2)	(36.3)	(21.2)	(38.8)	(42.8)	(38.6)	(35.5)

Net Repayments/Additions	$(0.3)	$0.5	$0.2	$(24.2)	$(10.0)	$(6.7)

Summary	Q1 2016(3)	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Average
Number of new investments	3	2	5	2	8	4
Weighted average yield of additions(3)	10.5%	9.6%	10.8%	8.0%	7.1%	9.2%
Number of repayments/sales(1)(2)	5	2	3	7	3	4
Weighted average yield of repayments/sales(4)	8.1%	9.0%	10.2%	11.5%	10.6%	9.9%

(1) There was one position restructure in Q2 2016 resulting in a reduction in par of $11.6 million.
(2) Excludes the Q3 2016 BFN Operations LLC realization event and reduction of par of $11.8 million.
(3) Q1 2016 activity excludes $16.0 million of transitory loans across five portfolio companies that were both purchased and sold during the quarter. Excludes non-accrual portfolio companies.
(4) Weighted average yield excludes non-accrual portfolio companies.

The following table shows select information of our portfolio as of March 31, 2017 and December 31, 2016.

Summary of Portfolio characteristics ($ in millions)*	March 31, 2017	December 31, 2016
Total market value	$358.7	$376.7
Number of portfolio companies	61	57
Average investment size(1)	$5.7	$6.2
Weighted average yield(2)	10.8%	10.9%
Weighted average price(1)	92.9	95.0
First lien	97.1%	96.6%
Second lien & Mezzanine	-%	-%
Consumer loans	1.3%	1.8%
Equity & other	1.6%	1.6%
Core	93.5%	97.3%
Transitory	6.5%	2.7%
Originated(3)	52.6%	53.0%
Club(4)	18.8%	27.0%
Purchased	28.6%	20.0%
Floating(1)	98.9%	96.8%
Fixed(1)	1.1%	3.2%
Performing(1)	97.1%	97.5%
Non-accrual(1)	2.9%	2.5%
Weighted average debt/EBITDA(1)(2)(5)	3.7	x	3.6	x
Weighted average risk rating(1)	2.60	2.49

(1) Excludes consumer loans and equity investments.
(2) Excludes investments with a risk rating of 4, unfunded revolvers and equity investments.
(3) Originated positions include investments where we have sourced and led the execution of the deal.
(4) Club positions include investments where we provide direct lending to a borrower with one or two other lenders but did not lead the deal.
(5) Excludes non-operating portfolio companies, which we define as those investments collateralized by real estate, proved developed producing value (“PDP”) or other hard assets. PDPs are proven revenues that can be produced with existing wells. As of March 31, 2017, $47.7 million of par value and $28.5 million of market value related to non-operating portfolio companies was excluded. As of December 31, 2016, $49.6 million of par value and $36.0 million of market value related to non-operating portfolio companies was excluded.
* Table excludes positions with a fair value of zero.

Liquidity and Capital Resources

As of March 31, 2017, we had cash of $19.6 million and restricted cash of $14.6 million.

In addition to proceeds from public and private offerings of our debt and equity securities and the proceeds from portfolio repayments, we have identified eight portfolio companies with a total par value of $23.2 million and a fair value of $22.9 million which we view as transitory investments. Transitory investments are generally those investments that we view as an additional source of liquidity that we are able to sell in order to fund investments that fit our core investment strategy. These transitory investments are generally at the lower end of our target portfolio yield range.

Subject to leverage and borrowing base restrictions, as of March 31, 2017, we had $20.8 million available for additional borrowings under our senior secured revolving notes, $33.0 million of available SBIC leverage and no available borrowings under the GLC Trust 2013-2 Revolver.

Distributions

On May 2, 2017, our board of directors approved a distribution in the amount of $4.5 million, or $0.28 a share, which will be paid on June 23, 2017 to stockholders of record as of June 9, 2017.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Management and Incentive Fees

On May 3, 2017, the Company entered into the fourth amended and restated investment advisory agreement (the “Fourth Amended and Restated Investment Advisory Agreement”) with the Investment Adviser following approval of the agreement by the Company’s stockholders at the annual meeting of stockholders.  The Fourth Amended and Restated Investment Advisory Agreement, which is effective beginning as of May 3, 2017, (i) reduced the base management fee from an annual rate of 1.75% to an annual rate of 1.50% of the Company’s gross assets, excluding cash and cash equivalents but including assets purchased with borrowed funds, payable quarterly in arrears and (ii) reduced the hurdle rate for the income component of the incentive fee from 2.00% per quarter (8.00% annualized) to 1.75% per quarter (7.00% annualized).

Earnings Conference Call

We will host an earnings conference call at 10:00 a.m. (Eastern Time) on Thursday, May 11, 2017 to discuss our first quarter financial results. All interested parties are welcome to participate. The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 12913911.  All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that name and company information can be collected.

During the earnings conference call, the Company intends to refer to the Q1 2017 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of the Company’s website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on   June 11, 2017. To hear the replay, please dial (855) 859-2056. International callers, please dial (404) 537-3406. For all replays, please enter the Conference ID 12913911.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company’s investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.
Brian Chase
www.garrisoncapitalbdc.com
(212) 372-9590